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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

Date of report (Date of earliest event reported):  September 1, 2000
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                          AFTERMARKET TECHNOLOGY CORP.
                          ----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                         0-21803              95-4486486
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(State or Other Jurisdiction of         (Commission          (I.R.S. Employer
Incorporation or Organization)          File Number)        Identification No.)



One Oak Hill Center, Suite 400, Westmont, IL                     60559
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  (Address of Principal Executive Offices)                    (Zip Code)


Registrant's Telephone Number, Including Area Code:       (630) 455-6000
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                          AFTERMARKET TECHNOLOGY CORP.

                                    FORM 8-K

ITEM 5.  OTHER EVENTS.

         On September 1, 2000, Aftermarket Technology Corp. (the "Company") entered into an agreement with an affiliate of The Riverside Company ("Buyer") to sell to Buyer all of the capital stock of the Company's ATC Distribution Group, Inc. subsidiary (the "Distribution Group") for a purchase price of $77 million, which will be comprised of $65 million in cash and $12 million of Buyer's Series B preferred stock (which has a present value of approximately $8 million). The cash proceeds from the sale will be used by the Company to retire senior debt. The cash portion of the purchase price is subject to increase or decease if the Distribution Group's net working capital as of closing is above or below a specified target amount.

         The completion of the sale of the Distribution Group, which is subject to regulatory approval, Buyer obtaining necessary financing and the satisfactory completion of Buyer's environmental diligence, is expected to occur in October 2000. No assurance can be given that the sale will be successfully completed.

         The Distribution Group is part of the Company's Independent Aftermarket business segment, which the Company recently decided to discontinue. The Distribution Group distributes remanufactured transmissions and related drive train components to independent aftermarket customers for use in the repair of automobiles and light trucks primarily following expiration of the new vehicle warranty. The sale of the Distribution Group does not affect the Company's OEM business segment, which remanufactures transmissions for original equipment manufacturers.

         The Riverside Company is an investment firm that, through one of its funds, also owns another transmission repair parts business, Aceomatic-Recon LLC.

                        FORWARD LOOKING STATEMENT NOTICE

         The above paragraphs contain forward-looking statements that involve risks and uncertainties because such statements are based upon assumptions as to future events that may not prove to be accurate. There can be no assurance that actual results will not differ materially from those projected or implied by such statements. The factors that could cause actual results to differ are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and other filings made by the Company with the Securities and Exchange Commission.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               AFTERMARKET TECHNOLOGY CORP.

Dated:  September 5, 2000

                                               By: /s/Joseph Salamunovich
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                                                    Joseph Salamunovich
                                                      Vice President


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